                              Exhibit 16.1

                                  [LOGO]

                      NELSON, MAYOKA & COMPANY, P.C.

                       CERTIFIED PUBLIC ACCOUNTANTS

                              551 5th Avenue
                            New York, New York
                                10176-0001

                                   -----

                            Tel. (212) 697-7979
                             Fax (212) 697-8997
                                DIRECT LINE



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

Dear Sir or Madam:

     We have read and agree with the comments in Exhibit A of form 10-SB of Alfa Beta Holdings, Ltd.

/s/ Nelson, Mayoka and Company

Certified Public Accountants
New York, NY
October 18, 1999

                                 EXHIBIT A

CHANGES IN INDEPENDENT ACCOUNTANTS

The following changes of independent accountants have occurred:

1. Kish, Leake & Associates, P.C. were principal independent accountants for Alpha Beta Holdings, Ltd. and audited its balance sheet as at September 30, 1997 and the related statements of operations, cash flows and stockholders' equity for the years ended September 30, 1997 and 1996 and the period July 14, 1995 (inception) through September 30, 1997.

2. Nelson, Mayoka & Company, P.C. were principal independent accountants for Alpha Beta Holdings, Ltd. and audited its balance sheet at September 30, 1998 and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 1998.

3. Deloitte & Touche LLP were principal independent accountants for MDU Communications International Inc. and audited its balance sheet as at June 30, 1999 and September 30, 1998 and the related consolidated statements of operations, shareholders' deficit and cash flows for the nine months ended June 30, 1999 and the period from inception, March 12, 1998 to September 30, 1998, and is expected to continue as the principal independent accountant. Deloitte & Touche LLP were engaged to be the principal independent accountants on or about August 18, 1999.

In each of the foregoing changes of principal independent accountants:

(i) The former accountant was dismissed. The date of dismissal of Kish, Leake & Associates, P.C. is unknown. Nelson, Mayoka & Company, P.C. were dismissed on or about November 2, 1998, the date Alpha Beta Holdings, Ltd. completed the acquisition of all of the issued and outstanding stock of MDU Communications, Inc.;

(ii) None of the principal accountant's reports on the financial statements described above contained an adverse opinion or disclaimer of opinion and none were modified as to uncertainty, audit scope, or accounting principles;

(iii) The decision to change accountants was approved by the board of directors; and

(iv) There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.